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                                                                Exhibit 26(n)(i)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports: (1) dated March 13,2007, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, (2) dated March 15,2007, with respect to the financial statements of the subaccounts of Transamerica Corporate Separate Account Sixteen, and (3) dated March 15,2007, with respect to the financial statements of the subaccounts of Transamerica Corporate Separate Account Sixteen, included in Post-effective Amendment No. 5 to the Registration Statement (Form N-6 No. 333-109579) under the Securities Act of 1933 and related Prospectus of Transamerica Corporate Separate Account Sixteen.


                                        /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2007